UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 12, 2019

ACAMAR PARTNERS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Brickell Avenue, Suite 2130

Miami, Florida 33131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (786) 264-6680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Separate Trading of Units, Class A Common Stock and Warrants

As previously reported on Current Reports on Form 8-K, filed on February 26, 2019 and April 10, 2019, Acamar Partners Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of an aggregate of 30,557,322 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-third of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of approximately $305,573,220.

On April 12, 2019, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Units may elect to separately trade shares of the Class A Common Stock and Warrants comprising the Units commencing on April 15, 2019. Those Units not separated will continue to trade on The Nasdaq Capital Market under the symbol “ACAMU,” and the Class A Common Stock and Warrants that are separated will trade on The Nasdaq Capital Market under the symbols “ACAM” and “ACAMW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of the Units will need to have their brokers contact American Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into shares of Class A Common Stock and Warrants.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Press Release dated April 12, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACAMAR PARTNERS ACQUISITION CORP.

	By:	/s/ Joseba Asier Picaza Ucar
Name: Joseba Asier Picaza Ucar
Title: Chief Financial Officer and Secretary

Dated: April 12, 2019